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                                                                     EXHIBIT 1.1

                                                                  EXECUTION COPY

                       INTERNATIONAL SPEEDWAY CORPORATION

                    $150,000,000 4.20% SENIOR NOTES DUE 2009

                    $150,000,000 5.40% SENIOR NOTES DUE 2014

                               PURCHASE AGREEMENT

                                 APRIL 19, 2004

Wachovia Capital Markets, LLC
Banc One Capital Markets, Inc.
SunTrust Capital Markets, Inc.
As Representatives of the Initial Purchasers
c/o Wachovia Capital Markets, LLC
One Wachovia Center
Charlotte, North Carolina 28288

Ladies and Gentlemen:

      International Speedway Corporation, a corporation organized under the laws of Florida (the "Company"), proposes to issue and sell to the several parties named in Schedule I hereto (the "Initial Purchasers"), for whom Wachovia Capital Markets, LLC, Banc One Capital Markets, Inc. are acting as representatives (the "Representatives"), $150,000,000 principal amount of its 4.20% Senior Notes Due 2009 (the "Five Year Notes") and $150,000,000 principal amount of its 5.40% Senior Notes due 2014 (the "Ten Year Notes" and collectively with the Five Year Notes, the "Securities") unconditionally guaranteed by the entities listed on Exhibit A attached hereto (the "Subsidiaries"). The Five Year Notes are to be issued under the Five Year Notes Indenture (as defined below). The Ten Year Notes are to be issued under the Ten Year Notes Indenture (as defined below). The Securities have the benefit of a Registration Rights Agreement (the "Registration Rights Agreement"), to be dated as of the Closing Date (as defined below) between the Company, its Subsidiaries and the Initial Purchasers and in substantially the form of Exhibit D, pursuant to which the Company and its Subsidiaries have agreed to exchange notes with substantially identical terms as the Securities (except that such notes will not contain restrictions on transfer or provide for additional interest in the event of certain defaults) (the "Exchange Securities") unconditionally guaranteed by the Subsidiaries and issued pursuant to the Indenture, or agreed to register the Securities under the Act subject to the terms and conditions therein specified. To the extent there are no additional parties listed on Schedule I other than you, the term Representatives as used herein shall mean you as the Initial Purchasers, and the terms Representatives and Initial Purchasers shall mean either the singular or plural as the context requires. The use of the neuter in this Agreement shall include the feminine and masculine wherever appropriate. Certain terms used herein are defined in Section 17 hereof.

      The sale of the Securities to the Initial Purchasers will be made without registration of the Securities under the Act in reliance upon exemptions from the registration requirements of the Act.

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      In connection with the sale of the Securities, the Company has prepared a preliminary offering memorandum, dated April 19, 2004 (as amended or supplemented at the Execution Time, including any and all exhibits thereto and any information incorporated by reference therein, the "Preliminary Memorandum"), and a final offering memorandum, dated April 23, 2004 (as amended or supplemented at the Execution Time, including any and all exhibits thereto and any information incorporated by reference therein, the "Final Memorandum"). Each of the Preliminary Memorandum and the Final Memorandum sets forth certain information concerning the Company and the Securities. The Company hereby confirms that it has authorized the use of the Preliminary Memorandum and the Final Memorandum, and any amendment or supplement thereto, in connection with the offer and sale of the Securities by the Initial Purchasers. Unless stated to the contrary, any references herein to the terms "amend", "amendment" or "supplement" with respect to the Final Memorandum shall be deemed to refer to and include any information filed under the Exchange Act subsequent to the Execution Time which is incorporated by reference therein.

1. Representations and Warranties. The Company and the Subsidiaries jointly and severally represent and warrant to each Initial Purchaser as set forth below in this Section 1 (it being understood that the use of the term "Person" in this Section 1 shall be deemed to exclude the Initial Purchasers and their respective Affiliates, as well as any Person acting on their behalf at their direction).

      (a) The Preliminary Memorandum, at the date thereof, did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. At the Execution Time, on the Closing Date (as defined below) and on any settlement date, the Final Memorandum did not, and will not (and any amendment or supplement thereto, at the date thereof, at the Closing Date and on any settlement date, will not), contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company and its Subsidiaries make no representation or warranty as to the information contained in or omitted from the Preliminary Memorandum or the Final Memorandum, or any amendment or supplement thereto, in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Initial Purchasers through the Representatives specifically for inclusion therein.

      (b) Neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made offers or sales of any security, or solicited offers to buy any security, under circumstances that would require the registration of the Securities under the Act.

      (c) Neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Securities in the United States.

      (d) The Securities satisfy the eligibility requirements of Rule 144A(d)(3) under the Act.

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      (e)   Neither the Company, nor any of its Affiliates, nor any Person
acting on its or their behalf has engaged in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities, and each of them has complied with the offering restrictions requirement of Regulation S.

      (f) The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Final Memorandum will not be, an "investment company" within the meaning of the Investment Company Act, without taking account of any exemption arising out of the number of holders of the Company's securities.

      (g) The Company is subject to and in full compliance with the reporting requirements of Section 13 or Section 15(d) of the Exchange Act and to the Company's knowledge, the Company is in full compliance with all applicable provisions the Sarbanes-Oxley Act of 2002 and the Company has not received any information to the contrary.

      (h) Neither the Company nor any Subsidiaries has paid or agreed to pay to any Person any compensation for soliciting another to purchase any of the Securities (except as contemplated by this Agreement).

      (i) The Company has not taken, directly or indirectly, any action designed to cause or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

      (j) The information, if any, provided by the Company pursuant to Section 5(h) hereof will not, at the date thereof, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

      (k) Each of the Company and its Subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Final Memorandum, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to so exist or qualify would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its Subsidiaries, taken as a whole (a "Material Adverse Effect").

      (l) All the outstanding shares of capital stock of each Subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Final Memorandum, all outstanding shares of capital stock of the Subsidiaries are owned by the Company either directly or through wholly owned Subsidiaries free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances.

      (m) the Company's authorized equity capitalization is as set forth in the Final Memorandum.

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      (n)   The statements in the Final Memorandum under the headings
"Description of the Notes", "Exchange Offer; Registration Rights," "Material United States Federal Income Tax Consequences" and under the headings "Risk Factors" and "Business -- Legal Proceedings" describing certain legal proceedings affecting the Company and its Subsidiaries, fairly summarize the matters therein described.

      (o) This Agreement has been duly authorized, executed and delivered by the Company and its Subsidiaries; the Indentures have been duly authorized, and assuming the due authorization, execution, delivery thereof by the Trustee, when executed and delivered by the Company and its Subsidiaries, will constitute legal, valid, binding instruments enforceable against the Company and its Subsidiaries in accordance with their respective terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity, and subject, as to the enforcement of rights of indemnity and contribution, to applicable federal and state securities laws and principles of public policy); the Securities have been duly authorized, and, when executed and authenticated in accordance with the provisions of the applicable Indenture and delivered to and paid for by the Initial Purchasers, will have been duly executed and delivered by the Company and will constitute the legal, valid and binding obligations of the Company entitled to the benefits of the applicable Indenture (subject, as to the enforcement of remedies, to applicable bankruptcy, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity, and subject, as to the enforcement of rights of indemnity and contribution, to applicable federal and state securities laws and principles of public policy); the Exchange Securities have been duly authorized, and when executed, delivered and authenticated in accordance with the provisions of the applicable Indenture, will have been duly executed and delivered by the Company and will constitute the legal, valid and binding obligations of the Company entitled to the benefits of the applicable Indenture (subject, as to the enforcement of remedies, to applicable bankruptcy, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity, and subject, as to enforcement of rights of indemnity and contribution, to applicable federal and state securities laws and principles of public policy); the Registration Rights Agreement has been duly authorized and, when executed and delivered by the Company and its Subsidiaries, will constitute the legal, valid, binding and enforceable instrument of the Company and its Subsidiaries (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity, and subject, as to the enforcement of rights of indemnity and contribution, to applicable federal and state securities laws and principles of public policy); and the Credit Agreement Amendment and Waiver has been duly authorized by the Company and its Subsidiaries.

      (p) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required to be obtained or filed, as applicable, by the Company or any Subsidiary in connection with the transactions contemplated herein or in the Indentures, the Registration Rights Agreement, or the Credit Agreement Amendment and Waiver except such as will be obtained under the Act in connection with the Registration Rights Agreement and the qualification of the Indenture under the Trust Indenture Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of

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the Securities by the Initial Purchasers in the manner contemplated herein and in the Final Memorandum and the Registration Rights Agreement.

      (q) Neither the execution and delivery of the Indentures, this Agreement, the Registration Rights Agreement or the Credit Agreement Amendment and Waiver, the issue and sale of the Securities or the Exchange Securities, nor the consummation of any other of the transactions herein or therein contemplated, nor the fulfillment of the terms hereof or thereof will conflict with, result in a breach or violation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries pursuant to (i) the charter or by-laws of the Company or any of its Subsidiaries; (ii) assuming the due execution and delivery of the Credit Agreement Amendment and Waiver, the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its Subsidiaries is a party or bound or to which its or their property is subject, other than conflicts, breaches, violations or liens that, individually or in the aggregate, would not have a Material Adverse Effect; or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its Subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its Subsidiaries or any of its or their properties, other than violations that, individually or in the aggregate, would not have a Material Adverse Effect.

      (r) The financial statements of the Company and its consolidated subsidiaries and the related notes thereto incorporated by reference in the Preliminary Memorandum and the Final Memorandum present fairly the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; except as specifically set forth in the Final Memorandum, such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby.

      The financial data set forth under the captions "Summary--Summary Financial Information," "Capitalization" and "Selected Financial Data" in the Final Memorandum fairly present, on the basis stated in the Final Memorandum, the information included therein.

      (s) Except as set forth in or contemplated in the Final Memorandum, no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries or its or their property is pending or, to the best knowledge of the Company, threatened that (i) could reasonably be expected to have a material adverse effect on the ability of the Company and its Subsidiaries to perform this Agreement, the Indenture or the Registration Rights Agreement, or consummate any of the transactions contemplated hereby or thereby; or (ii) could reasonably be expected to have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business.

      (t) Each of the Company and each of its Subsidiaries owns or leases all such properties as are necessary to the conduct of its operations as presently conducted.

      (u)   Neither the Company nor any Subsidiary is in violation or default of
(i) any provision of its charter or bylaws; (ii) assuming the due execution and delivery of the Credit

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Agreement Amendment and Waiver, the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, other than violations or defaults that, individually or in the aggregate, would not have a Material Adverse Effect; or
(iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its Subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any such Subsidiary or any of its properties, as applicable, other than violations or defaults that, individually or in the aggregate, would not have a Material Adverse Effect.

      (v) Ernst & Young LLP, who has certified the financial statements of the Company and its consolidated subsidiaries incorporated by reference in the Preliminary Memorandum and Final Memorandum, is an independent public accountant with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder.

      (w) There are no stamp or other issuance or transfer taxes or duties or other similar fees or charges required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale by the Company of the Securities or the Exchange Securities.

      (x) The Company and its Subsidiaries have filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure to so file would not have a Material Adverse Effect), whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto), and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Memorandum.

      (y) No labor problem or dispute with the employees of the Company or any of its Subsidiaries exists or, to the best knowledge of the Company, is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its Subsidiaries' principal suppliers, contractors or customers, that could have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Memorandum.

      (z) The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Company or any of its Subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its Subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company or any of its Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause, other than claims that, individually or in the aggregate, if so denied, would not have a Material Adverse Effect; neither the Company nor any such Subsidiary has

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been refused any insurance coverage sought or applied for; and neither the
Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as set forth in or contemplated in the Final Memorandum.

      (aa) No Subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary's capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary's property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated by the Final Memorandum.

      (bb) The Company and its Subsidiaries possess all licenses, certificates, permits and other authorizations issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to possess any of the foregoing would not have a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, except as set forth in or contemplated in the Final Memorandum.

      (cc) The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

      (dd) The Company and its Subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws");
(ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a Material Adverse Effect, except as set forth in or contemplated in the Final Memorandum; and, except as set forth in the Final Memorandum, neither the Company nor any of the Subsidiaries has been named as a "potentially responsible party" under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

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      (ee)  In the ordinary course of its business, the Company periodically reviews the effect of Environmental Laws on the business, operations and properties of the Company and its Subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties); on the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect, except as set forth in or contemplated in the Final Memorandum.

      (ff) Each of the Company and its Subsidiaries has fulfilled its obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the regulations and published interpretations thereunder with respect to each "plan" (as defined in Section 3(3) of ERISA and such regulations and published interpretations) in which employees of the Company and its Subsidiaries are eligible to participate and each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and such regulations and published interpretations; the Company and its Subsidiaries have not incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for the payment of premiums in the ordinary course) or to any such plan under Title IV of ERISA.

      (gg) The Company and its Subsidiaries own or possess all patent, trademarks, trademark registration, service marks, service mark registrations, trade names, copyrights, licenses, inventions, trade secrets and rights described in the Final Memorandum as being owned by them, or any of them, or necessary for the conduct of their respective businesses, and the Company is not aware of any claim to the contrary or any challenge by any other Person to the rights of the Company or any of its Subsidiaries with respect to the foregoing.

      (hh) The Company and its Subsidiaries have complied with all provisions of Florida Statutes 517.075, relating to issuers doing business with Cuba.

      Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company and its Subsidiaries, as to matters covered thereby, to each Initial Purchaser.

2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Initial Purchaser, and each Initial Purchaser agrees, severally and not jointly, to purchase from the Company, (i) at a purchase price of 99.188% of the principal amount thereof, the principal amount of Five Year Notes set forth opposite such Initial Purchaser's name in Schedule I hereto and (ii) at a purchase price of 99.275% of the principal amount thereof, the principal amount of Ten Year Notes set forth opposite such Initial Purchaser's name in Schedule I hereto.

3. Delivery and Payment. Delivery of and payment for the Securities shall be made at 10:00 A.M., New York City time, on April 23, 2004, or at such time on such later date as the Representatives shall designate, which date and time may be postponed by agreement between

                                       8
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the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the "Closing Date"). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Initial Purchasers against payment by the several Initial Purchasers through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to the account specified by the Company. Delivery of the Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

4. Offering by Initial Purchasers. Each Initial Purchaser, severally and not jointly, represents and warrants to and agrees with the Company that:

      (a) It has not offered or sold, and will not offer or sell, any Securities except (i) to those it reasonably believes to be qualified institutional buyers (as defined in Rule 144A under the Act) and that, in connection with each such sale, it has taken or will take reasonable steps to ensure that the purchaser of such Securities is aware that such sale is being made in reliance on Rule 144A; or (ii) in accordance with the restrictions set forth in Exhibit B hereto.

      (b) Neither it nor any Person acting on its behalf has made or will make offers or sales of the Securities in the United States by means of any form of general solicitation or general advertising (within the meaning of Regulation D) in the United States or under circumstances that would require registration of the Securities under the Act.

5. Agreements. The Company and its Subsidiaries agree with each Initial Purchaser that:

      (a) The Company will furnish to each Initial Purchaser and to counsel for the Initial Purchasers, without charge, during the period referred to in paragraph (c) below, as many copies of the Final Memorandum and any amendments and supplements thereto as it may reasonably request.

      (b) The Company will not amend or supplement the Final Memorandum, other than by filing documents under the Exchange Act that are incorporated by reference therein, without the prior written consent of the Representatives; provided, however, that, prior to the completion of the distribution of the Securities by the Initial Purchasers (as determined by the Representatives), the Company will not file any document under the Exchange Act that is incorporated by reference in the Final Memorandum unless, prior to such proposed filing, the Company has furnished the Representatives with a copy of such document for their review and the Representatives have not reasonably objected to the filing of such document. The Company will promptly advise the Representatives when any document filed under the Exchange Act that is incorporated by reference in the Final Memorandum shall have been filed with the Commission.

      (c) If at any time prior to the completion of the sale of the Securities by the Initial Purchasers (as determined by the Representatives), any event occurs as a result of which the Final Memorandum, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it should be

                                       9
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necessary to amend or supplement the Final Memorandum to comply with applicable law, the Company promptly (i) will notify the Representatives of any such event;
(ii) subject to the requirements of paragraph (b) of this Section 5, will prepare an amendment or supplement that will correct such statement or omission or effect such compliance; and (iii) will supply any supplemented or amended Final Memorandum to the several Initial Purchasers and counsel for the Initial Purchasers without charge in such quantities as the Representatives may reasonably request.

      (d) The Company will arrange, if necessary, for the qualification of the Securities for sale by the Initial Purchasers under the laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the sale of the Securities; provided that in no event shall the Company nor shall any Subsidiary be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject. The Company will promptly advise the Representatives of the receipt by the Company or any Subsidiary of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

      (e) The Company will not, and will not permit any of its Affiliates to, resell any Securities that have been acquired by any of them.

      (f) Neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf at its or their direction will, directly or indirectly, make offers or sales of any security, or solicit offers to buy any security, under circumstances that would require the registration of the Securities under the Act.

      (g) Neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf at its or their direction will engage in any form of general solicitation or general advertising (within the meaning of Regulation
D) in connection with any offer or sale of the Securities in the United States.

      (h) So long as any of the Securities are "restricted securities" within the meaning of Rule 144(a)(3) under the Act, the Company will, during any period in which it is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act or it is not exempt from such reporting requirements pursuant to and in compliance with Rule 12g3-2(b) under the Exchange Act, provide to each holder of such restricted securities and to each prospective purchaser (as designated by such holder) of such restricted securities, upon the request of such holder or prospective purchaser, any information required to be provided by Rule 144A(d)(4) under the Act. This covenant is intended to be for the benefit of the holders, and the prospective purchasers designated by such holders, from time to time of such restricted securities.

      (i) Neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf at its or their discretion will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities, and each of them will comply with the offering restrictions requirement of Regulation S.

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      (j)   The Company will cooperate with the Representatives and use its reasonable best efforts to permit the Securities to be eligible for clearance and settlement through The Depository Trust Company.

      (k) The Company will not for a period of 7 days following the Execution Time, without the prior written consent of Wachovia Capital Markets, LLC, offer, sell or contract to sell, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any Affiliate of the Company or any Person in privity with the Company or any Affiliate of the Company), directly or indirectly, or announce the offering of, any debt securities issued or guaranteed by the Company or any of its Subsidiaries (other than the Securities or the Exchange Securities).

      (l) Neither the Company nor any of its Subsidiaries will take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

      (m) In connection with any disposition of Securities pursuant to a transaction made in compliance with paragraph 6(a), paragraph 6(d) or paragraph 6(f) of Exhibit A, the Company will reissue certificates evidencing such Securities without the legend referred to in paragraph 5 of Exhibit A (provided, in the case of a transaction made in compliance with paragraph 6(f) of Exhibit A, that the legal opinion referred to therein so permits).

      (n) The Company and it Subsidiaries agree to pay the costs and expenses relating to the following matters: (i) the preparation of the Indentures and the Registration Rights Agreement, the issuance of the Securities and the Exchange Securities and the fees of the Trustee; (ii) the preparation, printing or reproduction of the Preliminary Memorandum and Final Memorandum and each amendment or supplement to either of them; (iii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Preliminary Memorandum and Final Memorandum, and all amendments or supplements to either of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities and the Exchange Securities; (iv) the preparation, printing, authentication, issuance and delivery of certificates for the Securities and the Exchange Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (v) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (vi) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of one counsel for the Initial Purchasers relating to such registration and qualification); (vii) the transportation and other expenses incurred by or on behalf of Company representatives (which shall not include the Representatives or the Initial Purchasers) in connection with presentations to prospective purchasers of the Securities; (viii) the fees and expenses of the Company's accountants and the fees and expenses of counsel (including local and special counsel) for the Company; and (ix) all other costs and expenses incident to the performance by the Company of its obligations hereunder.

6. Conditions to the Obligations of the Initial Purchasers. The obligations of the Initial Purchasers to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Company and its Subsidiaries contained herein at the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Company or its Subsidiaries made in any certificates pursuant to the provisions hereof, to the performance by the Company and its Subsidiaries of their obligations hereunder and to the following additional conditions:

      (a) The Company shall have requested and caused Baker Botts L.L.P., counsel for the Company, to furnish to the Representatives its opinion, dated the Closing Date and addressed to the Representatives, to the effect that:

            (i) the Company and each of its Subsidiaries is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized, with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Final Memorandum, and, to the knowledge of such counsel, is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure so to qualify would not have, individually or in the aggregate, a Material Adverse Effect;

            (ii) the Company's authorized equity capitalization is as set forth in the Final Memorandum;

            (iii) the Indentures have been duly authorized, executed and delivered by the Company and its Subsidiaries, and constitute legal, valid and binding instruments enforceable against the Company in accordance with their respective terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity, and subject, as to the enforcement of rights of indemnity or contribution, to applicable federal or state securities laws or principles of public policy); the Securities have been duly and validly authorized by the Company and, when executed and authenticated in accordance with the provisions of the applicable Indenture and delivered to and paid for by the Initial Purchasers under this Agreement, will constitute legal, valid and binding obligations of the Company entitled to the benefits of the applicable Indenture (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity, and subject, as to the enforcement of rights of indemnity or contribution, to applicable federal or state securities laws or principles of public policy); the Exchange Securities have been duly and validly authorized and, when executed and authenticated in accordance with the provisions of the applicable Indenture, will constitute legal, valid and binding obligations of the Company entitled to the benefits of the applicable Indenture (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity, and subject, as to the enforcement of rights of indemnity or contribution, to applicable federal or state securities laws or principles of public policy); the Registration Rights Agreement has been duly authorized, executed and delivered by the Company and it Subsidiaries and constitutes the legal, valid, binding and enforceable instrument of the Company and its Subsidiaries (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity, and subject, as to the enforcement of rights of indemnity or contribution, to applicable federal or state securities laws or principles of public policy); the Credit Agreement Amendment and Waiver has been duly authorized by the Company and its Subsidiaries; and the statements set forth under the heading "Description of the Notes" and "Exchange Offer; Registration Rights" in the Final Memorandum, insofar as such statements purport to summarize certain provisions of the Securities and the Exchange Securities, the Indentures and the Registration Rights Agreement, provide a fair summary of such provisions;

            (iv) to the knowledge of such counsel, there is no pending or threatened action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries or its or their property that is not adequately disclosed in the Final Memorandum, except in each case for such proceedings that, if the subject of an unfavorable decision, ruling or finding would not singly or in the aggregate, result in a Material Adverse Effect;

            (v) the statements set forth under the heading "Material United States Federal Income Tax Consequences," to the extent they constitute summaries of matters of law or regulation or legal conclusions, fairly summarize the matters described therein;

            (vi) this Agreement has been duly authorized, executed and delivered by the Company and its Subsidiaries;

            (vii) no consent, approval, authorization, filing with or order of any court or governmental agency or body is required to be obtained or filed, as applicable, by the Company or any Subsidiary in connection with the transactions contemplated herein, the Indentures, the Registration Rights Agreement or the Credit Agreement Amendment and Waiver, except such as will be obtained under the Act in connection with the Registration Rights Agreement, the qualification of the Indentures under the Trust Indenture Act and such as may be required under the blue sky or securities laws of any jurisdiction in connection with the purchase and sale of the Securities by the Initial Purchasers in the manner contemplated in this Agreement and the Final Memorandum and the Registration Rights Agreement and such other approvals (specified in such opinion) as have been obtained (it being understood that such counsel need not express any opinion regarding blue sky or state securities laws);

            (viii) assuming the accuracy of the representations and warranties and compliance with the agreements contained herein, no registration of the Securities under the Act and no qualification of an indenture under the Trust Indenture Act, are required for the offer and sale by the Initial Purchasers of the Securities in the manner contemplated by this Agreement;

            (ix) the Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Final Memorandum, will not be an "investment company" as defined in the Investment Company Act without taking account of any exemption arising out of the number of holders of the Company's securities; and

            (x) neither the execution and delivery of the Indentures, this Agreement, the Registration Rights Agreement or the Credit Agreement Amendment and Waiver, the issue and sale of the Securities or the Exchange Securities, nor the consummation of any other of the transactions herein or therein contemplated, nor the fulfillment of the terms hereof or thereof will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or asset of the Company or its Subsidiaries pursuant to, (i) the charter or by-laws of the Company or its Subsidiaries; (ii) assuming the due execution and delivery of the Credit Agreement Amendment and Waiver, the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument filed as an exhibit to the Company's Annual Report on Form 10-K for the year ended November 30, 2003 or the Company's Quarterly Report on Form 10-Q for the quarter ended February 29, 2004, which breach, violation or imposition, individually or in the aggregate, would have a Material Adverse Effect; or (iii) any statute, law, rule, regulation (assuming compliance with applicable blue sky and state securities laws), judgment, order or decree applicable to the Company or any of its Subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company, any of its Subsidiaries or any of their respective properties, which breach, violation or imposition, individually or in the aggregate, would have a Material Adverse Effect.

      In addition, such counsel shall state that no facts have come to such counsel's attention which would lead such counsel to believe that as of the date of the Final Memorandum and the Closing Date, the Final Memorandum contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (in each case, other than the financial statements, including the notes thereto, the auditors' report thereon and any related summary of accounting policies and other financial information contained therein, as to which such counsel need express no opinion).

      In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the States of New York, Texas or the District of Columbia, the General Corporation Law of the State of Delaware or the Federal laws of the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Initial Purchasers; provided, however, that, with respect to any opinion relating to the due authorization of any corporate action or due execution and delivery of any document by any Subsidiary that is not incorporated or organized in New York, Texas, the District of Columbia or Delaware, such counsel may assume for purposes of such opinion, that the laws of the jurisdiction of incorporation or organization are the same as the Delaware General Corporate Law; and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials. References to the Final Memorandum in this Section 6(a) include any amendment or supplement thereto at the Closing Date.

      (b) The Company shall have requested and caused Glenn R. Padgett, counsel for the Company, to furnish to the Representatives his opinion, dated the Closing Date and addressed to the Representatives, to the effect that:

            (i) the Company and each of its Subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized, with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Final Memorandum, and, to the knowledge of such counsel, is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure so to qualify would not have, individually or in the aggregate, a Material Adverse Effect;

            (ii) all the outstanding shares of capital stock of the Company and each Subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Final Memorandum, all outstanding shares of capital stock of the Subsidiaries are owned by the Company either directly or through wholly owned Subsidiaries, to the knowledge of such counsel, free and clear of any security interest and, to the knowledge of such counsel, after due inquiry, any other security interests, claims, liens or encumbrances;

            (iii) neither the execution and delivery of this Agreement, the Indentures, the Registration Rights Agreement or the Credit Agreement Amendment and Waiver, the issue and sale of the Securities or the Exchange Securities, nor the consummation of any other of the transactions herein or therein contemplated, nor the fulfillment of the terms hereof or thereof will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or asset of the Company or its Subsidiaries pursuant to, (i) the charter or by-laws of the Company or its Subsidiaries; (ii) assuming the due execution and delivery of the Credit Agreement Amendment and Waiver, the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which, to the knowledge of such counsel, the Company or any of its Subsidiaries is a party or bound or to which its respective property is subject, which breach, violation or imposition, individually or in the aggregate, would have a Material Adverse Effect; or (iii) any statute, law, rule, regulation (assuming compliance with applicable blue sky and state securities laws), judgment, order or decree applicable to the Company or any of its Subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company, any of its Subsidiaries or any of their respective properties, which breach, violation or imposition, individually or in the aggregate, would have a Material Adverse Effect;

            (iv) no consent, approval, authorization, filing with or order of any court or governmental agency or body is required to be obtained or filed, as applicable, by the Company or any Subsidiary in connection with the transactions contemplated herein, the Indentures, the Registration Rights Agreement or in the Credit Agreement Amendment and Waiver, except such as will be obtained under the Act in connection with the Registration Rights Agreement, the qualification of the Indentures under the Trust Indenture Act and such as may be required under the blue sky or securities laws of any jurisdiction in connection with the purchase and sale of the Securities by the Initial Purchasers in the manner contemplated in this Agreement and the Final Memorandum and the Registration Rights Agreement and such other approvals (specified in such opinion) as have been obtained (it being understood that such counsel need not express any opinion regarding blue sky or state securities laws);

      In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of Florida, the General Corporation Law of the State of Delaware or the Federal laws of the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Initial Purchasers; provided, however, that, with respect to any opinion relating to the due authorization of any corporate action or due execution and delivery of any document by any Subsidiary that is not incorporated or organized in Florida or Delaware, such counsel may assume for purposes of such opinion, that the laws of the jurisdiction of incorporation or organization are the same as the Delaware General Corporate Law; and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials. References to the Final Memorandum in this Section 6(a) include any amendment or supplement thereto at the Closing Date.

      (c) The Representatives shall have received from Mayer, Brown, Rowe & Maw LLP, counsel for the Initial Purchasers, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities and the Exchange Securities, the Indenture, the Registration Rights Agreement, the Final Memorandum (as amended or supplemented at the Closing Date) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

      (d) The Company shall have furnished to the Representatives a certificate of the Company, signed by the Chairman of the Board or the President and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Final Memorandum, any amendment or supplement to the Final Memorandum and this Agreement and that:

            (i) the representations and warranties of the Company and its Subsidiaries in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date, and the Company and its Subsidiaries have complied with all the agreements and satisfied all the conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date; and

            (ii) since the date of the most recent financial statements included in the Final Memorandum, there has been no material adverse change in the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated by the Final Memorandum.

      (e) At the Execution Time and on the Closing Date, Ernst & Young LLP shall have furnished to the Representatives, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representatives containing statements and information of the type customarily included in accountants' "comfort letters" to underwriters and initial purchasers with respect to the financial information contained in the Offering Memorandum; provided that the letter delivered on the Closing Date may be a "bring-down" comfort letter and shall use a "cut-off" date no more than three business days prior to the Closing Date.

      (f) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Final Memorandum (exclusive of any amendment or supplement thereto), there shall not have been (i) (x) any change in the long term debt or capital stock of the Company and its subsidiaries or decrease in the consolidated net current assets or shareholders' equity of the Company and its subsidiaries as compared with the amounts shown on the February 29, 2004 unaudited consolidated balance sheet incorporated by reference in the Final Memorandum or (y) any decrease in consolidated net sales or in the total or per share amounts of net income of the Company and its subsidiaries for the period from March 1, 2004 to the specified cut-off date indicated in the accountant's comfort letter, as compared with the corresponding period in the preceding year, in each case as is indicated in the letter described in Section 6(e); or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to market the Securities as contemplated by the Final Memorandum (exclusive of any amendment or supplement thereto).

      (g) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company's debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

      (h) The Company, the Subsidiaries and the other parties thereto shall have executed and delivered the Indentures, the Registration Rights Agreement and the Credit Agreement Amendment and Waiver.

      (i) Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

      If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and counsel for the Initial Purchasers, this Agreement and all obligations of the Initial Purchasers hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

      The documents required to be delivered by this Section 6 will be delivered at the office of counsel for the Company in Washington, D.C., on the Closing Date.

7. Reimbursement of Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Initial Purchasers set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company or any Subsidiary to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Initial Purchasers, the Company will reimburse the Initial Purchasers severally through Wachovia Capital Markets, LLC on demand for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

8.    Indemnification and Contribution.

      (a) The Company and its Subsidiaries jointly and severally agree to indemnify and hold harmless each Initial Purchaser, the directors, officers, employees and agents of each Initial Purchaser and each Person who controls any Initial Purchaser within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Memorandum, the Final Memorandum (or in any supplement or amendment thereto) or any information provided by the Company to any holder or prospective purchaser of Securities pursuant to Section 5(h), or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company and its Subsidiaries will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in the Preliminary Memorandum or the Final Memorandum, or in any amendment thereof or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Initial Purchasers through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

      (b) Each Initial Purchaser severally and not jointly agrees to indemnify and hold harmless the Company, its Subsidiaries, each of their respective directors, each of their respective officers, and each Person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company and its Subsidiaries to each Initial Purchaser, but only with reference to written information relating to such Initial Purchaser furnished to the Company by or on behalf of such Initial Purchaser through the Representatives specifically for inclusion in the Preliminary Memorandum or the Final Memorandum (or in any amendment or supplement thereto). This indemnity agreement will be in addition to any liability which any Initial Purchaser may otherwise have. The Company acknowledges that the statements set forth in the last paragraph of the cover page regarding the delivery of the Securities and the third, ninth, eleventh and thirteenth paragraphs under the heading "Plan of Distribution" in the Preliminary Memorandum and the Final Memorandum constitute the only information furnished in writing by or on behalf of the Initial Purchasers for inclusion in the Preliminary Memorandum or the Final Memorandum (or in any amendment or supplement thereto).

      (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this
Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses; and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

      (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and its Subsidiaries on one hand, and the Initial Purchasers on the other hand agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Company and its Subsidiaries on the one hand, and one or more of the Initial Purchasers on the other hand, may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and its Subsidiaries on the one hand and by the Initial Purchasers on the other hand from the offering of the Securities; provided, however, that in no case shall any Initial Purchaser (except as may be provided in any agreement among the Initial Purchasers relating to the offering of the Securities) be responsible for any amount in excess of the purchase discount or commission applicable to the Securities purchased by such Initial Purchaser hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and its Subsidiaries on the one hand, and the Initial Purchasers on the other hand shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and its Subsidiaries on the one hand and of the Initial Purchasers on the other hand in connection with the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations. Benefits received by the Company and its Subsidiaries shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Initial Purchasers shall be deemed to be equal to the total purchase discounts and commissions in each case set forth on the cover of the Final Memorandum. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company or its Subsidiaries on the one hand or the Initial Purchasers on the other hand, the intent of the parties and their relative knowledge, information and opportunity to correct or prevent such untrue statement or omission. The Company, its Subsidiaries and the Initial Purchasers agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each Person who controls an Initial Purchaser within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Initial Purchaser shall have the same rights to contribution as such Initial Purchaser, and each Person who controls the Company or any Subsidiary within the meaning of either the Act or the Exchange Act and each officer and director of the Company or any Subsidiary shall have the same rights to contribution as the Company or any Subsidiary, subject in each case to the applicable terms and conditions of this paragraph (d).

9. Default by an Initial Purchaser. If any one or more Initial Purchasers shall fail to purchase and pay for any of the Securities agreed to be purchased by such Initial Purchaser hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Initial Purchasers shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Initial Purchasers) the Securities which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule I hereto, the remaining Initial Purchasers shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Initial Purchasers do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Initial Purchaser or the Company and its Subsidiaries. In the event of a default by any Initial Purchaser as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Final Memorandum or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Initial Purchaser of its liability, if any, to the Company or any nondefaulting Initial Purchaser for damages occasioned by its default hereunder.

10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such time
(i) trading in the Company's Common Stock shall have been suspended by the Commission or the Nasdaq National Market, or trading in securities generally on the New York Stock Exchange or the Nasdaq National Market shall have been suspended or limited or minimum prices shall have been established on such Exchange or the Nasdaq National Market; (ii) a banking moratorium shall have been declared either by Federal or New York State authorities; or (iii) there shall have occurred any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impracticable or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Final Memorandum (exclusive of any amendment or supplement thereto).

11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company, its Subsidiaries or their respective officers and of the Initial Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Initial Purchasers or the Company or its Subsidiaries or any of the officers, directors or controlling Persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

12. Notices. All communications hereunder will be in writing and effective only on receipt, and, (i) if sent to the Representatives, will be mailed, delivered or telefaxed to Wachovia Capital Markets, LLC, 301 South College Street, TW-7, NC0602, Charlotte, NC 28288-0602, Attention: Debt Syndicate, with a copy to Mayer, Brown Rowe & Maw LLP, 190 S. LaSalle Street, Chicago, IL 60603, telecopy: (312) 701-7711, Attention: Bruce F. Perce; or (ii) if sent to the Company, will be mailed, delivered or telefaxed to the Company at 1801 W. International Speedway Boulevard, Daytona Beach, Florida 32114, telecopy: (904) 947-6537, Attention: General Counsel, with a copy to Baker & Botts L.L.P., The Warner, 1299 Pennsylvania Avenue, N.W., Washington, D.C. 20004, telecopy: (202) 585-1024, Attention: Michael Gold.

13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling Persons referred to in Section 8 hereof, and, except as expressly set forth in Section 5(h) hereof, no other Person will have any right or obligation hereunder.

14. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

15. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument.

16. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

17. Definitions. The terms which follow, when used in this Agreement, shall have the meanings indicated.

      "Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

      "Affiliate" shall have the meaning specified in Rule 501(b) of Regulation
D.

      "Business Day" shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in The City of New York.

      "Commission" shall mean the Securities and Exchange Commission.

      "Credit Agreement Amendment and Waiver" shall mean the First Amendment to Credit Agreement and Waiver to be dated the Closing Date between the Company, the Subsidiaries and the lenders identified thereon, in substantially the form attached hereto as Exhibit C.

      "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

      "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

      "Five Year Notes Indenture" shall mean the indenture governing the Five Year Notes to be dated the Closing Date, between the Company, the Subsidiaries and Wachovia Bank, National Association, as trustee, in form and substance reasonably acceptable to the parties..

      "Indentures" shall the Five Year Notes Indenture and the Ten Year Notes Indenture.

      "Investment Company Act" shall mean the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.

      "NASD" shall mean the National Association of Securities Dealers, Inc.

      "Person" shall mean any individual, corporation, company (including any limited liability company), association, partnership, joint venture, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

      "Regulation D" shall mean Regulation D under the Act.

      "Regulation S" shall mean Regulation S under the Act.

      "Ten Year Notes Indenture" shall mean the indenture governing the Ten Year Notes to be dated the Closing Date, between the Company, the Subsidiaries and Wachovia Bank, National Association, as trustee, in form and substance reasonably acceptable to the parties.

      "Trust Indenture Act" shall mean the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder.

                         [SIGNATURES ON FOLLOWING PAGE]

                                                                  EXECUTION COPY

      If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, its Subsidiaries and the several Initial Purchasers.

                                                      Very truly yours,

                                                      INTERNATIONAL SPEEDWAY
                                                      CORPORATION

                                                      By: /s/ Glenn R. Padgett
                                                      Name: Glenn R. Padgett
                                                      Title: Vice President

                                                                  EXECUTION COPY

                                 SUBSIDIARIES:

                                 88 CORP.
                                 AMERICROWN SERVICE CORPORATION
                                 ASC HOLDINGS, INC.
                                 ASC PROMOTIONS, INC.
                                 THE CALIFORNIA SPEEDWAY CORPORATION
                                 CHICAGO HOLDINGS, INC.
                                 DARLINGTON RACEWAY OF SOUTH CAROLINA, LLC
                                 DAYTONA INTERNATIONAL SPEEDWAY, LLC
                                 EVENT EQUIPMENT LEASING, INC.
                                 EVENT SUPPORT CORPORATION
                                 GREAT WESTERN SPORTS, INC.
                                 HBP, INC.
                                 HOMESTEAD-MIAMI SPEEDWAY, LLC
                                 INTERNATIONAL SPEEDWAY, INC.
                                 ISC PROPERTIES, INC.
                                 ISC PUBLICATIONS, INC.
                                 ISC.COM, LLC
                                 KANSAS SPEEDWAY CORPORATION
                                 KANSAS SPEEDWAY DEVELOPMENT CORP.
                                 LEISURE RACING, INC.
                                 MIAMI SPEEDWAY CORP.
                                 MICHIGAN INTERNATIONAL SPEEDWAY, INC.
                                 MOTOR RACING NETWORK, INC.
                                 MOTORSPORTS ACCEPTANCE CORPORATION
                                 MOTORSPORTS INTERNATIONAL CORP.
                                 NEW YORK INTERNATIONAL SPEEDWAY CORP.
                                 NORTH AMERICAN TESTING COMPANY
                                 NORTH CAROLINA SPEEDWAY, INC.
                                 PENNSYLVANIA INTERNATIONAL RACEWAY, INC.
                                 PHOENIX SPEEDWAY CORP.
                                 RICHMOND INTERNATIONAL RACEWAY, INC.
                                 ROCKY MOUNTAIN SPEEDWAY CORPORATION
                                 SOUTHEASTERN HAY & NURSERY, INC.
                                 TALLADEGA SUPERSPEEDWAY, LLC
                                 WATKINS GLEN INTERNATIONAL, INC.

                                 Each by its duly authorized officer:

                                 By: /s/ Glenn R. Padgett
                                 Glenn R. Padgett
                                 Secretary
                                 Of the Guarantors listed above

{Signatures Continue Next Page}

                                                                  EXECUTION COPY

                                 HBP, INC.

                                 By: /s/ Doris J. Krick
                                 Name: Doris J. Krick
                                 Title: Vice President

                                 INTERNATIONAL SPEEDWAY, INC.

                                 By: /s/ Doris J. Krick
                                 Name: Doris J. Krick
                                 Title: Vice President

                                 MOTORSPORTS ACCEPTANCE CORPORATION
                                 By: /s/ Doris J. Krick
                                 Name: Doris J. Krick
                                 Title: Vice President



{Signatures Continue Next Page}

                                                                  EXECUTION COPY

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

WACHOVIA CAPITAL MARKETS, LLC

By: /s/ James T. Williams, Jr.
    --------------------------
Name: James T. Williams, Jr.
Title: Director

BANC ONE CAPITAL MARKETS, INC.

By: /s/ Christopher S. Grumboski
    -----------------------------
Name: Christopher S. Grumboski
Title: Director

SUNTRUST CAPITAL MARKETS, INC.

By: /s/ James Stathis
    -----------------------------
Name: James Stathis
Title: Managing Director

                                                                  EXECUTION COPY

                                   SCHEDULE I

                                                                      PRINCIPAL              PRINCIPAL
                                                                      AMOUNT OF              AMOUNT OF
                                                                      FIVE YEAR              TEN YEAR
                                                                     NOTES TO BE            NOTES TO BE
INITIAL PURCHASERS                                                    PURCHASED              PURCHASED
Wachovia Capital Markets, LLC.............................
Banc One Capital Markets, Inc.............................
SunTrust Capital Markets, Inc.............................
Citigroup Global Markets, Inc.............................
Morgan Keegan & Company, Inc..............................

Total.....................................................

                                                                  EXECUTION COPY

                                    EXHIBIT A

                           SUBSIDIARIES OF THE COMPANY

88 Corp.
Americrown Service Corporation
ASC Holdings, Inc.
ASC Promotions, Inc.
The California Speedway Corporation
Chicago Holdings, Inc.
Darlington Raceway of South Carolina, LLC
Daytona International Speedway, LLC
Event Equipment Leasing, Inc.
Event Support Corporation
Great Western Sports, Inc.
HBP, Inc.
Homestead-Miami Speedway, LLC
International Speedway, INC.
ISC Properties, Inc.
ISC Publications, Inc.
ISC.COM, LLC
Kansas Speedway Corporation
Kansas Speedway Development Corp.
Leisure Racing, Inc.
Miami Speedway Corp.
Michigan International Speedway, Inc.
Motor Racing Network, Inc.
Motorsports Acceptance Corporation
Motorsports International Corp.
New York International Speedway Corp.
North American Testing Company
North Carolina Speedway, Inc.
Pennsylvania International Raceway, Inc.
Phoenix Speedway Corp.
Richmond International Raceway, Inc.
Rocky Mountain Speedway Corporation
Southeastern Hay & Nursery, Inc.
Talladega Superspeedway, LLC
Watkins Glen International, Inc.

                                                                  EXECUTION COPY

                                    EXHIBIT B
                       SELLING RESTRICTIONS FOR OFFERS AND
                         SALES OUTSIDE THE UNITED STATES

1     (a) The Securities have not been and will not be registered under the Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S under the Act or pursuant to an exemption from the registration requirements of the Act. Each Initial Purchaser represents and agrees that, except as otherwise permitted by Section 4(a)(i) or (ii) of the Agreement to which this is an exhibit, it has offered and sold the Securities, and will offer and sell the Securities, (i) as part of their distribution at any time; and (ii) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 of Regulation S under the Act. Accordingly, each Initial Purchaser represents and agrees that neither it, nor any of its Affiliates nor any person acting on its or their behalf has engaged or will engage in any directed selling efforts with respect to the Securities, and that it and they have complied and will comply with the offering restrictions requirement of Regulation S. Each Initial Purchaser agrees that, at or prior to the confirmation of sale of Securities (other than a sale of Securities pursuant to Section 4(a)(i) or (ii) of the Agreement to which this is an exhibit), it shall have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it during the distribution compliance period a confirmation or notice to substantially the following effect:

      "The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the "Act") and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the
later of the commencement of the offering and [     ], 2004, except in either
case in accordance with Regulation S or Rule 144A under the Act. Terms used above have the meanings given to them by Regulation S."

      (b) Each Initial Purchaser also represents and agrees that it has not entered and will not enter into any contractual arrangement with any distributor with respect to the distribution of the Securities, except with its Affiliates or with the prior written consent of the Company.

      (b) Terms used in this section have the meanings given to them by Regulation S.

2. Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that:

      (a) it has not offered or sold, and prior to the date six months after the Closing Date, will not offer or sell any securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the United Kingdom Public Offers of Securities Regulations 1995(as amended);

      (b) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the United Kingdom Financial Services and

Markets Act 2000 (the "FSMA")) received by it in connection with the issue or sale of any Securities in circumstances in which Section 21(1) of the FSMA does not apply to the Company or the Guarantors; and

      (c) it has complied with and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom.

                                    EXHIBIT C

                  FORM OF CREDIT AGREEMENT AMENDMENT AND WAIVER

                                    EXHIBIT D

                      FORM OF REGISTRATION RIGHTS AGREEMENT